Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2008 Third Quarter Results

•	Revenue of $486 million, up 27% over third quarter 2007 (23% organic revenue growth)

•	Operating income of $40.3 million, up 33% over third quarter 2007

•	Net Income of $23.9 million, up 37% over third quarter 2007

•	Diluted earnings per share of $0.67, up 31% over third quarter 2007

•	Record contract awards of $1.42 billion in the third quarter (29% new or add-on business)

•	Acquired Emerging Technologies Group, a leading provider of cyber security services

•	Cash flow from operations of over $66 million in the third quarter, DSO reduced to 64 days down from 69 days last quarter

•	Debt reduction of over $53 million during the third quarter including the funding of the Emerging Technologies Group acquisition in August 2008

•	Increases 2008 Full Year Revenue and EPS Guidance

FAIRFAX, Virginia, October 29, 2008 – ManTech International Corporation (NASDAQ: MANT) today announced results for the third quarter of 2008. ManTech reported revenue of $486.1 million for the third quarter of 2008, up $102.7 million, or 27%, compared to $383.4 million for the same period in 2007. This represents 23% organic revenue growth for the third quarter based on pro forma revenue for the third quarter 2007, which reflects revenue generated by McDonald Bradley and Emerging Technologies Group. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets that support our national security.

Operating income in the third quarter was $40.3 million (8.3% of revenue) up 33% compared to $30.4 million (7.9% of revenue) for the same period in 2007. Net Income in the third quarter was $23.9 million up 37% compared to $17.5 million for the same period in 2007. Diluted earnings per share were $0.67 for the third quarter, up 31% compared to $0.51 for the same period in 2007.

“Third quarter results were strong due to ManTech’s strategic positioning at the heart of the national security mission and our focus on execution,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “Again we achieved outstanding performance across all operating metrics and our cash flow was exceptional, which provides great operating flexibility for our Company in the difficult credit and liquidity environment.”

Record Contract Awards & Backlog

ManTech had record contract awards of $1.42 billion in the third quarter with 29% coming from new business or add-ons to existing contracts.

During the quarter the Company received several significant contract awards:

•

$820 million two-year contract with the U.S. Army TACOM Life-Cycle Management Command, Program Office to support unique and specialized Route Clearance Improvised Explosive Devices (IED) detection, removal, and troop transport vehicles for route clearance support

•	$151 million five-year contract with the Naval Sea Systems Command (NAVSEA) for IT support

•	$124 million five-year contract with the Department of State for its Global IT Modernization (GITM) program

“Our third quarter bookings were a record and year-to-date we have booked almost $2.8 billion in awards,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation, “Due to our combination of recompete wins which protect our base and the large amount of new and add-on business, we look forward to continue our track record of strong organic growth into 2009 and beyond.”

Record contract awards during the third quarter drove backlog as of September 30, 2008 of $4.26 billion, which represents a 21% increase from $3.51 billion as of September 30, 2007. Funded backlog was also a record $1.21 billion, which represents a 43% increase from $846 million as of September 30, 2007.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 64 days as of September 30, 2008 down from 69 days as of June 30, 2008 and 74 days as of March 31, 2008. For the quarter, cash flow from operations was over $66 million. Total debt at the end of September was $45 million, with cash of $7 million, resulting in net debt of $38 million.

Emerging Technologies Group Acquisition

On August 29, 2008, ManTech closed the acquisition of Emerging Technologies Group, a rapidly growing provider of cyber security and mission critical services to the Intelligence Community and DoD. Headquartered in Herndon, VA and founded in 2001, ETG is a privately held and highly-specialized company providing computer and network forensics. ETG delivers specific expertise in SIGINT and COMINT analysis supporting the counterterrorism /counterintelligence missions around the world. All of ETG’s nearly 60 employees have high-level clearances.

Company Guidance

The Company’s initial fourth quarter and updated full year 2008 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	4th Quarter 2008	Full Year 2008
Revenue	$490 – $510	$1,866 – $1,886
Net Income	$24.2 – $25.2	$89.9 – $90.9
Diluted Earnings Per Share	$0.67 – $0.70	$2.53 – $2.56
Weighted Average Shares Outstanding	35.85 million	35.47 million

Key Guidance Assumptions

•	Countermine revenues of $95 million in the fourth quarter and approximately $340 million for full year 2008

•	Interest expense of $375,000 in the fourth quarter and $3.35 million for full year 2008

•	Tax rate of 39.6% for the fourth quarter and for full year 2008

The Company’s revenue guidance for the fourth quarter and full year 2008 reflects the continuation of strong business momentum in its core national security and defense business. ManTech’s fourth quarter 2008 revenue guidance represents total revenue growth of 16% to 21% and pro forma organic revenue growth of 12% to 17%. ManTech’s 2008 full year revenue guidance represents total revenue growth of 29% to 30% and pro forma organic revenue growth of 18% to 19% without any future acquisitions. The organic growth rate is derived by adding 2007 revenue for SRS Technologies, McDonald Bradley and Emerging Technologies Group to ManTech’s 2007 revenue base. The Company’s fourth quarter 2008 earnings per share range represents 10% to 15% growth over fourth quarter 2007 and for the full year 2008 represents 30% to 31% growth over 2007.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. ET, to discuss third quarter 2008 results and answer questions. Interested parties may access the call by dialing (888) 737-3616 (domestic) or (913) 312-1488 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, November 12, 2008. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 3312456. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with more than 7,600 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 40 countries. In 2008, BusinessWeek magazine chose ManTech for its 2008 ‘InfoTech 100’ listing representing the best performing tech companies in the world. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Amounts)

	(unaudited)
	September 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,955	$8,048
Receivables—net	343,231	337,467
Prepaid expenses and other	13,952	19,104

Total Current Assets	364,138	364,619
Property and equipment—net	14,703	14,170
Goodwill	470,386	451,832
Other intangibles—net	79,136	82,976
Employee supplemental savings plan assets	16,496	17,999
Other assets	5,779	5,907

TOTAL ASSETS	$950,638	$937,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$44,900	$126,000
Accounts payable and accrued expenses	126,934	100,447
Accrued salaries and related expenses	66,621	61,429
Billings in excess of revenue earned	8,508	8,334

Total Current Liabilities	246,963	296,210
Debt-net of current portion		39,000
Accrued retirement	17,599	18,973
Other long-term liabilities	7,088	7,848
Deferred income taxes—non-current	29,935	24,167

TOTAL LIABILITIES	301,585	386,198

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 21,685,195 and 20,474,379 shares issued at September 30, 2008 and December 31, 2007; 21,442,155 and 20,231,339 shares outstanding at September 30, 2008 and December 31, 2007, respectively	217	205
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,958,345 and 14,279,813 shares issued and outstanding at September 30, 2008 and December 31, 2007	140	143
Additional paid-in capital	331,670	297,827
Treasury stock, 243,040 shares at cost at September 30, 2008 and December 31, 2007	(9,114)	(9,114)
Retained earnings	328,379	262,686
Accumulated other comprehensive loss	(152)	(147)
Unearned ESOP shares	(2,087)	(295)

TOTAL STOCKHOLDERS’ EQUITY	649,053	551,305

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$950,638	$937,503

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
REVENUES	$486,128	$383,359	$1,376,170	$1,026,344
Cost of services	407,973	321,133	1,155,055	860,289
General and administrative expenses	37,831	31,804	109,127	88,791

OPERATING INCOME	40,324	30,422	111,988	77,264
Interest expense	(962)	(1,887)	(3,573)	(3,423)
Interest income	369	153	711	1,106
Other (expense) income, net	(223)	(84)	(355)	262

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	39,508	28,604	108,771	75,209
Provision for income taxes	(15,644)	(11,129)	(43,078)	(29,262)

INCOME FROM CONTINUING OPERATIONS	23,864	17,475	65,693	45,947
(Loss) from operations of discontinued component, net of taxes	—	—	—	(458)
Gain on sale of discontinued operation, net of taxes (sold to CEO)	—	—	—	338

(Loss) from discontinued operations, net of taxes	—	—	—	(120)

NET INCOME	$23,864	$17,475	$65,693	$45,827

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.68	$0.51	$1.88	$1.35
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class A basic earnings per share	$0.68	$0.51	$1.88	$1.35

Weighted average common shares outstanding	21,297	19,779	20,819	19,555

Class B common stock
Income from continuing operations	$0.68	$0.51	$1.88	$1.35
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class B basic earnings per share	$0.68	$0.51	$1.88	$1.35

Weighted average common shares outstanding	13,958	14,382	14,076	14,459

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.67	$0.51	$1.86	$1.33
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class A diluted earnings per share	$0.67	$0.51	$1.86	$1.33

Weighted average common shares outstanding	21,755	20,181	21,279	19,966

Class B common stock
Income from continuing operations	$0.67	$0.51	$1.86	$1.33
(Loss) from discontinued operations, net of taxes	—	—	—	—

Class B diluted earnings per share	$0.67	$0.51	$1.86	$1.33

Weighted average common shares outstanding	13,958	14,382	14,076	14,459

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Nine months ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$65,693	$45,827
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operation, net of tax	—	458
Gain on sale of discontinued operation, net of tax	—	(338)
Stock-based compensation	4,959	5,203
Excess Tax benefits from exercise of stock options	(5,990)	(1,277)
Deferred income taxes	4,291	(830)
Depreciation and amortization	12,926	10,647
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(2,981)	(5,968)
Prepaid expenses and other	1,558	3,380
Accounts payable and accrued expenses	32,070	12,014
Accrued salaries and related expenses	4,186	(5,220)
Billings in excess of revenue earned	142	(769)
Accrued retirement	(1,374)	1,510
Other	1,414	(493)

Net cash flow from operating activities of continuing operations	116,894	64,144
Net cash flow from discontinued operations	—	(1,562)

Net cash flow from operating activities	116,894	62,582

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,108)	(1,760)
Investment in capitalized software for internal use	(2,062)	(1,556)
Proceeds from the sale of property and equipment	—	1,828
Proceeds from note receivable	5,126	—
Exercise of GSE warrants	—	(133)
Proceeds from sale of GSE shares	—	600
Acquisition of businesses—net of cash acquired	(24,608)	(197,016)

Net investing cash flow from continuing operations	(24,652)	(198,037)
Net investing cash flow from discontinued operations	—	3,000

Net cash flow from investing activities	(24,652)	(195,037)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	20,775	9,447
Excess tax benefits from the exercise of stock options	5,990	1,277
Excess tax benefit from distribution of shares held in grantor trust	—	8,581
Treasury stock acquired	—	(9,114)
Net borrowings under the line of credit, non-current	—	10,000
Net (repayments) borrowings under the line of credit	(120,100)	74,292

Net cash flow from financing activities	(93,335)	94,483

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,093)	(37,972)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,048	41,510

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,955	$3,538

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